Exhibit 10.1

Employment Agreement Addendum 2

Addendum to agreement dated February 25, 2019

This second addendum to the employment agreement (the “Addendum”) is made this 24th day of September 2020, by and between OptimizeRx, Corporation (the “Company”), a Nevada Company, and William Febbo (the “Executive”).

Severance

The following paragraph is hereby deleted in its entirety and replaced as indicated below.

If (i) your employment is terminated by us without Cause (as defined below), (ii) you resign following an event constituting Good Reason (as defined below), provided that you have given written notice to the Company of such event within forty-five (45) days of its occurrence and the Company has failed to cure such event within thirty (30) days following receipt of such notice, or (iii) you no longer render services to us as a result of your death or Disability (as defined below), then you will receive a severance payment in the amount equal to twelve (12) months of your then applicable base pay, less applicable withholding taxes and regular deductions, payable in a lump sum (“Severance Benefits”). Health benefits will also be provided, at the Company’s sole expense during the applicable severance term.

The following paragraph replaces the deleted paragraph:

If (i) your employment is terminated by us without Cause (as defined below), (ii) you resign following an event constituting Good Reason (as defined below), provided that you have given written notice to the Company of such event within forty-five (45) days of its occurrence and the Company has failed to cure such event within thirty (30) days following receipt of such notice, or (iii) you no longer render services to us as a result of your death or Disability (as defined below), then you will receive a severance payment in the amount equal to twelve (12) months of your then applicable base pay, less applicable withholding taxes and regular deductions, payable in a lump sum (“Severance Benefits”). You will also receive your annual target bonus based on the rate of base pay in effect at the time. Benefits, including health, dental, vision, life, and disability, as well as company retirement plan contributions, will also be provided, at the Company’s sole expense during the applicable severance term.

Change in Control Benefits:

The following paragraph is hereby deleted in its entirety and replaced as indicated below

In the event of a Change in Control (as defined below) during which you were actively employed, you will receive (i) twelve (12) months of your final base pay rate; and (ii) if the Company’s equity awards are assumed in the Change in Control, accelerated vesting of the number of your then-unvested Company stock option shares it being acknowledge and agreed that this section shall supersede any language to the contrary in any other document including the Form of Option Grant Agreement (collectively, the “Change in Control Benefits”). The Change in Control Benefits would be provided in lieu of any other severance-related benefits for which you may be eligible.

The following paragraph replaces the deleted paragraph:

In the event of a Change in Control (as defined below) during which you were actively employed, you will receive (i) eighteen (18) months of your final base pay rate; and (ii) an amount equal to your target bonus associated with such final base pay based, calculated as 1.5 times the annual target amount: and (iii) eighteen months of company provided benefits including health, dental, vision, life, and disability insurance, as well as company retirement plan contributions;’ and (iv) if the Company’s equity awards are assumed in the Change in Control, accelerated vesting of the number of your then-unvested Company stock option shares it being acknowledge and agreed that this section shall supersede any language to the contrary in any other document including the Form of Option Grant Agreement (collectively, the “Change in Control Benefits”). The Change in Control Benefits would be provided in lieu of any other severance-related benefits for which you may be eligible.

Effective Date: September 24, 2020

Acknowledgment:

Except as expressly set forth herein, all other terms of the Agreement remain in full force and effect.

OptimizeRx, Corporation William Febbo

By:	/s/ Douglas P Baker	By:	/s/ William Febbo
Its:	Chief Financial Officer	Date:	September 24, 2020
Date:	September 24, 2020